                                  Exhibit 10-B
                                  Page 1 of 13


                                     BYLAWS
                                       OF
                         HAWG HAULING AND DISPOSAL, INC.

                               ARTICLE I. OFFICES


The principal offices of the Corporation shall be located at Route 1, Box 84A, Buckhannon, West Virginia, 26201. The Corporation may have such other offices, either within or without the State of West Virginia, as the Board of Directors may designate or as the business of the Corporation may require from time to time.


                            ARTICLE II. SHAREHOLDERS


Section 1. Annual Meeting. The annual meeting of the Shareholders shall be held on the fourth Friday in April in each year, at the hour of 10:00 A.M., local time, or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of the principal office of the Corporation, such meeting shall be held on the next succeeding business day.


Section 2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, may be called by the Chairman of the Board, if any, President, Secretary, or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation entitled to vote at the meeting.


Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of West Virginia, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

                                  Exhibit 10-B
                                  Page 2 of 13




Section 4. Action by Conference Telephone or Electronic Communication. One or more Shareholders may participate and vote on any corporate action at a meeting of the Shareholders by means of conference telephone or similar electronic communications equipment by means of which all persons participating in the meeting can hear each other. Whenever a vote of the Shareholders is required or permitted in connection with any corporate action, such vote may be taken orally during the electronic conference. Any agreement reached during any such conference shall have like effect and validity as though the action were duly taken by the action of the Shareholders at a meeting of Shareholders if the agreement is reduced to writing and approved by the Shareholders at the next regular meeting of the Shareholders after the conference.

Section 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, if any, President, Secretary or the officer or other persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the Stock Transfer Books of the Corporation, with postage thereon prepaid.

Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the Stock Transfer Books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the Stock Transfer Books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the Stock Transfer Books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If the Stock Transfer Books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting or Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                  Exhibit 10-B
                                  Page 3 of 13

Section 7. Voting Record. The Officer or agent having charge of the Stock Transfer Books for shares of the Corporation shall make a complete record of the Shareholders entitled to vote at each meeting of Shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any Shareholder during the whole time of the meeting for the purposes thereof.

Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 9. Proxies. At all meeting of Shareholders, a shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 10. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

Shares held by an administrator, executor, guardian, committee, curator or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

                                  Exhibit 10-B
                                  Page 4 of 13


Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the owner thereof into his name if authority so to do be contained in an appropriate Order of the Court by which such receiver was appointed.

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.


Section 12. Waiver of Notice. Notice of the time, place or purpose of any meeting of the Shareholders may be dispensed with as to a Shareholder who shall attend either in person or by proxy, and as to an absent Shareholder who shall, in writing, filed with the records of the meeting either before or after the holding thereof, waive such notice.


Section 13. Information by Shareholders. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

                         ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. The business, property and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be not less than one (1) nor more than five (5). Each Director shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and qualified or until his prior death, resignation or removal. Directors need not be residents of the State of West Virginia, or Shareholders of the Corporation.

                                  Exhibit 10-B
                                  Page 5 of 13




Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of West Virginia, for the holding of additional regular meetings without other notice than such resolution.


Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of West Virginia, as the place for holding any special meeting of the Board of Directors called by them.


Section 5. Action By Conference Telephone or Electronic Communication. One or more Directors may participate and vote on any corporate action at a meeting of the Board of Directors by means of conference telephone or similar electronic communications equipment by means of which all persons participating in the meeting can hear each other. Whenever a vote of the Directors is required or permitted in connection with any corporate action, such vote may be taken orally during the electronic conference. Any agreement reached during any such conference shall have like effect and validity as though the action were duly taken by the action of the Directors at a meeting of the Board of Directors if the agreement is reduced to writing and approved by the Directors at the next regular meeting of the Board of Directors after the conference.


Section 6. Notice. Waiver of Notice. Notice of any special meeting shall be given at least three (3) days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed at least five (5) days prior to the date of meeting, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting either before or after the holding thereof. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting, except as otherwise provided by statute.

                                  Exhibit 10-B
                                  Page 6 of 13


Section 7. Quorum. The quorum for the transaction of business at any meeting of the Board of Directors shall consist of one (1) if the total number of Directors in office at the time of the meeting is one (1). If the total number of Directors in office at the time of the meeting is two (2), a quorum shall consist of both Directors. If the total number of Directors in office at the time of the meeting is three (3) or more, a quorum shall consist of a majority of the Directors, If less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.


Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.


Section 10. Committees. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate from among its members an executive committee and/or one or more other committees each of which shall have such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board of Directors.


Section 11. Director Conflicts of Interest. No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its directors are Directors or Officers of this Corporation or are financially interested shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

            (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies such contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

            (b) The fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                                  Exhibit 10-B
                                  Page 7 of 13


            (c) The contract or transaction is fair and reasonable to the Corporation.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

On any question involving the authorization, approval or ratification of any such contract or transaction, the names of those Directors or Shareholders, as the case may be, voting each way shall be entered on the record of the proceedings.


Section 12. Removal. Any Director or Directors may be removed, either with or without cause, at any time, by the vote of the Shareholders holding a majority of the shares then issued and outstanding and who were entitled to vote for the election of the Director or Directors sought to be removed, at any special meeting of the Shareholders called for that purpose.


Section 13. Resignation. Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such Officer, and the acceptance of such resignation shall not be necessary to make it effective.


Section 14. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the Shareholders.


Section 15. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, or committee thereof, and may he paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or committee thereof or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


Section 16. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting

                                  Exhibit 10-B
                                  Page 8 of 13


or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                              ARTICLE IV. OFFICERS

Section 1. Number. The Officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. A Chairman of the Board of Directors and such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. The President and the Chairman of the Board, if any, shall be elected from the membership of the Board of Directors, but the other Officers need not be Directors.

Section 2. Election and Term of Office. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his prior death, resignation or removal.


Section 3. Removal. Any Officer may be removed, with or without cause, at any time, by the vote of a majority of the Board of Directors.


Section 4. Resignation. Any Officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such Officer, and the acceptance of such resignation shall not be necessary to make it effective.


Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                                                                    Exhibit 10-B
                                                                    Page 9 or 13


Section 6. Chairman of the Board and President. The Chairman of the Board or the President, as the Board of Directors may from time to time determine, shall be the principal executive officer of the Corporation. The principal executive officer of the Corporation shall in general supervise and control all of the business and affairs of the Corporation, subject to the control of the Board of Directors. He shall, when present, preside at all meetings of the Shareholders. Whether the Chairman of the Board or the President be designated as the principal executive officer of the Corporation the other shall, in the absence or incapacity of the principal executive officer or by his authority may, exercise any of the powers of the principal executive officer. The Chairman of the Board or the President may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and executing thereof shall be expressly delegated by the Board or by these Bylaws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.
The Chairman of the Board and the President shall each, in general, perform all duties incident to their respective offices and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

Section 7. The Vice President. In the absence of the Chairman of the Board and President or in the event of their death, inability or refusal to act, the Vice President (or in the event there may be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chairman of the Board and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the principal executive officer of the Corporation, the Bylaws or the Board of Directors.

Section 8. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (3) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
(f) have general charge of the Stock Transfer Books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the principal executive officer of the Corporation, the Bylaws or by the Board of Directors.

                                  Exhibit 10-B

Section 9. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the principal executive officer of the Corporation, the Bylaws or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.


Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the principal executive officer of the Corporation, the Bylaws or by the Board of Directors.


Section 11. Officers' Salaries. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS


Section 1. Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The Board of Directors may encumber and mortgage real estate and pledge, encumber and mortgage stocks, bonds and other securities and other personal property of all types, tangible and intangible, and convey any such property in trust to secure the payment of corporate obligations.

                                  Exhibit 10-B
                                  Page 11 of 13


Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.


Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


         ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER


Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the Corporate Seal or a facsimile thereof. The signatures of such Officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of the transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the Stock Transfer Books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.


Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the Stock Transfer Books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


Section 3. Issuance and Sale of Shares. The Board of Directors may from time to time issue, or provide for the issuance of, the authorized shares of the Corporation for money at not less than the par value thereof. Shares of the Corporation shall not be sold at less than par value except when, and to the extent such sale is authorized by a resolution, specifying the number,

                                  Exhibit 10-B
                                  Page 12 of 13





or maximum number of shares to be so sold, and the sale price, or minimum sale price, passed at any meeting of the Shareholders by a vote of three-fourths (3/4) of all of the shares entitled to vote.


Section 4. Issuance of Shares for Property, Etc. The Board of Directors may also from time to time issue, or provide for the issuance of, the authorized shares of the Corporation in payment wholly or partly for cash, labor done, real and/or personal property, or for the use thereof, at such price for any such labor or property or the use thereof, as may be fixed by agreement between the owner of the property and the Board of Directors, but before doing so the Board of Directors shall by resolution state its opinion of the fair value of the labor done or property received for which such shuts are to be issued.


Section 5. Proceeds of Shares. The books of the Corporation shall be so kept as to show at all times what money or other consideration was received by the Corporation for the shares issued by it, and the number and par value of all shares issued.


Section 6. Lost Certificates. Any person claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of that fact, and if requested to do so by the Board of Directors shall advertise such fact in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in such sum as the Board of Directors may direct, but not less than double the value of shares represented by such certificate, in form satisfactory to the Board of Directors and with or without sureties as the Board of Directors may prescribe; whereupon the President and the Secretary may cause to be issued a new certificate of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, but always subject to the approval of the Board of Directors.


Section 7. Stock Transfer Books. The Stock Transfer Books of the Corporation shall be kept in the principal office of the Corporation and shares shall be transferred under such regulations as may be prescribed by the Board of Directors.


                            ARTICLE VII. FISCAL YEAR


The fiscal year of the Corporation may be fixed and may be changed from time to time by resolution of the Board of Directors. Until the Board of Directors has acted to fix such fiscal year, the fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

'                                  Exhibit 10-B
                                  Page 13 of 13



                             ARTICLE VIII. DIVIDENDS

The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.


                           ARTICLE IX. CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the State of incorporation and the words "Corporate Seal".


                 ARTICLE X. VOTING SHARES OF OTHER CORPORATIONS

Unless otherwise ordered by the Board of Directors, shares in other corporations held by this Corporation may be voted by the Chairman of the Board or the President of this Corporation.


                         ARTICLE XI. RELIANCE ON RECORDS

Each Officer and Director shall in the performance of his duties be fully protected in relying in good faith upon the books of account and other records of this Corporation, or upon reports made to the Corporation by any of its Officers, or by any independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors.


                        ARTICLE XII. AMENDMENT OF BYLAWS

Section 1. By the Shareholders. The Bylaws may be amended, altered, supplemented or repealed at any annual or special meeting of the Shareholders by a majority vote of all of the shares entitled to vote.

Section 2. By the Directors. The Board of Directors, by a majority vote, may amend, alter, supplement and repeal the Bylaws. Any Bylaws or amendments to the Bylaws made by the Board of Directors may be amended, altered, supplemented or repealed by the Board of Directors or by the Shareholders.